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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                                 AMENDMENT No. 1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          POWDER RIVER BASIN GAS CORP.
                                ----------------
             (Exact name of registrant as specified in its charter)

            Colorado                           84-1521645
----------------------------------      -------------------------------------
(State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
 incorporation  or  organization)

                                  P.O. Box 7500
                                Dallas, TX 75209
                       -----------------------------------
                (Address of Principal Executive Office) (Zip Code)

                         Commission File No.:  000-31945

                           Various Compensation Plans
                                -----------------
                            (Full title of the plan)

                           Gregory C. Smith, President
                                  P.O. Box 7500
                                Dallas, TX 75209
                        ---------------------------------
                     (Name and address of agent for service)

                                 (214) 526-5678
                          ----------------------------
          (Telephone number, including area code, of agent for service)
                                  -------------

                         CALCULATION OF REGISTRATION FEE

 ==============================================================================
                                      Proposed          Proposed
Title of               Amount         Maximum           Maximum             Amount of
Securities to          to be          Offering Price    Aggregate           Registration
Be Registered          Registered     Per Share (1)     Offering Price (1)  Fee
----------------       -----------   ---------------- -------------------  --------------
Common Stock,          10,200,000         $0.045          $459,000           $42.22
par value $.0001
per share
-----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the closing price of the Common
Stock, as reported by the OTC Bulletin Board, on February 7, 2003.
 ==============================================================================

EXPLANATORY NOTE
----------------
In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE.
        -----------------------------------------------
     The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:

     1. Powder River Basin Gas Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001;

     2. Powder River Basin Gas Corp.'s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002; and

     3. All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since November 14, 2000.

     All documents filed by Powder River Basin Gas Corp., pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Any information incorporated by reference shall be modified or superseded by any information contained in this prospectus or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this prospectus as the information has been so modified or superseded.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to Gregory C. Smith, P.O. Box 7500 Dallas, TX 75209 at (214) 526-5678.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.


ITEM  4.  DESCRIPTION  OF  SECURITIES
        -------------------------
Not  applicable.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL
        --------------------------------------
None


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
        -----------------------------------------
The Corporation Laws of the State of Colorado and Powder River Basin Gas Corp.'s Bylaws provide for indemnification of Powder River Basin Gas Corp.'s Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Powder River Basin Gas Corp., and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in Powder River Basin Gas Corp.'s Articles of Incorporation.


ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
        -----------------------------------
Not  applicable


ITEM  8.  EXHIBITS.
        --------
3.1     Articles  of  Incorporation  of  the  Company,  as  amended  (1)
3.2     By-laws of the Company, as amended (1)
5.1     Opinion  of  Michael  S.  Krome,  P.C.  (2)
23.1    Consent  of  Chisholm  &  Associates,  CPA's,  Independent  Auditor (2)
24.1    Consent  of  Michael  S.  Krome,  P.C.(included  in  Exhibit  5.1)

(1)     Incorporated  by  reference  from  the  Company's Amended Report on Form
10-KSB, filed with the Commission on November 14, 2000, and as amended thereafter, and incorporated herein by reference.

(2)     Filed  herewith

ITEM  9.  UNDERTAKINGS.

         The  undersigned,  the  Company,  hereby  undertakes:
         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned the Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in City of Dallas, State of Texas on February 10, 2003.

                                   Powder  River  Basin  Gas  Corp.

                                   By:   /s/  Gregory  C.  Smith
                                   ------------------------------
                                   Gregory  C.  Smith

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory C. Smith, his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                          Title                         Date
----------                          -----                        ----
(1)  Principal  Executives

/s/     Gregory C. Smith          President, CEO               February 10, 2003
--------------------------
     Gregory  C.  Smith


(2)  Directors

/s/     Gregory  C. Smith         Sole Director                February 10, 2003
-------------------------
     Gregory  C.  Smith

EXHIBIT  INDEX

EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------
3.3      Articles  of  Incorporation  of  the  Company,  as  amended  (1)
3.4      By-laws of the Company, as amended (1)
5.2      Opinion  of  Michael  S.  Krome,  P.C.  (2)
23.1     Consent  of  Chisholm  &  Associates,  CPA's,  Independent  Auditor (2)
24.2     Consent  of  Michael  S.  Krome,  P.C.(included  in  Exhibit  5.1)

(1)     Incorporated  by  reference  from  the  Company's Amended Report on Form
10-KSB, filed with the Commission on November 14, 2000, and as amended thereafter, and incorporated herein by reference.

(2) Filed  herewith